UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of theSecurities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2014

YRC Worldwide Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue Overland Park, Kansas	66211
(Address of principal executive office)	(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Financing Transactions Overview

On January 31, 2014, YRC Worldwide Inc. (the “Company”) consummated the transactions contemplated by the previously announced stock purchase agreements (the “Stock Purchase Agreements”) and exchange agreements (the “Exchange Agreements”) pursuant to which: (i) it sold (the “Sales”), in the aggregate, a combination of shares of its Common Stock, par value $0.01 per share (the “Common Stock”), and shares of the Company’s new Class A Convertible Preferred Stock, par value $1.00 per share (the “Preferred Stock”), for an aggregate purchase price of $250.0 million in cash and (ii) certain existing holders of the Company’s 10% Series B Convertible Senior Secured Notes due 2015 (the “Series B Notes”) exchanged or converted their Series B Notes in an aggregate principal amount of approximately $50.6 million, plus, in the case of exchanged Series B Notes, accrued and unpaid interest thereon up to and including January 15, 2014, for an aggregate of 3,394,501 shares of Common Stock (the “Series B Note Exchanges”). The Company intends to use the proceeds therefrom to repay indebtedness. The Company refers to the Sales, the application of the proceeds therefrom and the Series B Note Exchanges collectively as the “Financing Transactions.”

The Company intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with a special meeting of the Company’s stockholders to vote on a proposal (i) to approve an amendment to the Company’s Certificate of Incorporation (the “Certificate Amendment”) to increase the amount of authorized shares of Common Stock to a number of shares sufficient for effecting the conversion of the Preferred Stock into shares of Common Stock and (ii) approve the removal of any restrictions on the conversion of the Preferred Stock (the “Removal”) in order to comply with the Nasdaq stockholder approval requirements relating to the issuance of shares of Common Stock upon conversion of the Preferred Stock. If approval with respect to either the Certificate Amendment or the Removal is not obtained at the first stockholders’ meeting, then the Company will continue to seek approval of the Certificate Amendment and/or the Removal at subsequent stockholders’ meetings.

Third Supplemental Indenture

On January 31, 2014, the Company entered into a third supplemental indenture (the “Supplemental Indenture”), by and among the Company, the guarantors party thereto, and U.S. Bank National Association, as trustee (the “Trustee”), to the indenture, dated July 22, 2011, among the Company, the guarantor named therein and the Trustee (the “Indenture”), under which the Company issued the Series B Notes. The Supplemental Indenture was entered into in connection with the Financing Transactions and contains certain amendments (the “Amendments”) to the Indenture. The Amendments will eliminate substantially all of the restrictive covenants, certain events of default and other related provisions contained in the Indenture and will release and discharge the liens on the collateral securing the Series B Notes. The Company received sufficient consents from the holders of the Series B Notes in connection with the Financing Transactions to approve the Amendments. The Amendments are effective as of January 31, 2014, and became operative following the consummation of the Financing Transactions.

The foregoing description of the Supplemental Indenture does not purport to be complete, and is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this current Report on Form 8-K and is incorporated herein by reference.

Second Amended and Restated Contribution Deferral Agreement

On January 31, 2014, that certain Second Amended and Restated Contribution Deferral Agreement (the “Second A&R CDA”) by and among YRC Inc., USF Holland Inc., New Penn Motor Express, Inc. and USF Reddaway Inc., as primary obligors (the “Primary Obligors”), the Trustees for the Central States, Southeast and Southwest Areas Pension Fund (“CS”), certain pension funds party thereto (together with CS, the “Funds”), certain other pension funds party thereto as Exiting Funds (as defined therein) and Wilmington Trust Company, as agent (“Agent”), became effective and continues to defer pension payments and deferred interest owed as of January 31, 2014 (each, “Deferred Pension Payments” and “Deferred Interest”).

The maturity of the Second A&R CDA is December 31, 2019, and there will be no amortization.

The Deferred Pension Payments and Deferred Interest bear interest at a rate, with respect to each Fund, per annum as set forth in its trust documentation as of February 28, 2011 plus 0.25%.

The Funds maintain their first lien on existing first priority real estate collateral. The Funds authorize the release of the security interest on existing third priority real estate collateral on the collateral release date (the date upon which (y) the effective date has occurred and (z) the liens on the properties constituting third priority real estate collateral securing the Series B Notes and the 10% Series A Convertible Senior Secured Notes due 2015 are released). In addition, the Second A&R CDA limits the value of the obligations secured by the collateral to $51,000,000 in principal amount of Deferred Pension Payments and related fees and expenses.

The Second A&R CDA guarantee is reaffirmed by Transcontinental Lease, S. de R.L. de C.V. The Second A&R CDA authorized the release of USF Glen Moore Inc. from its guarantee upon the effective date.

The foregoing description of the Second A&R CDA does not purport to be complete, and is qualified in its entirety by reference to the full text of the Second A&R CDA, a copy of which is filed as Exhibit 10.1 to this current Report on Form 8-K and is incorporated herein by reference.

Letter Agreement

Pursuant to that certain letter agreement, dated as January 29, 2014 (the “Letter Agreement”), and effective as of January 31, 2013, the Company and certain of its domestic subsidiaries agreed to continue participating (or as applicable, guarantee such participation) in the Central States, Southeast and Southwest Areas Pension Fund (“Fund”) in accordance with the terms of the 2008-2013 National Master Freight Agreement (as amended, modified and extended, the “CBA”) until at least ten years after their respective obligations under the Second A&R CDA have been repaid in full. In the event that such entities fail to satisfy such obligations, they will be required to make contributions to the Fund as required under the CBA for the remainder of the ten years or until such time as there is complete withdrawal from the Fund.

The foregoing description of the Letter Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.2 to this current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Stock Purchase Agreements

On January 31, 2014, the Company issued and sold to the various buyers (the “Buyers”) under the Stock Purchase Agreements shares of its Common Stock, and, in the case of certain Buyers, shares of Preferred Stock, for an aggregate purchase price of $250.0 million in cash. The Common Stock and the Preferred Stock were issued pursuant to an exemption from registration in Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Preferred Stock will convert into shares of Common Stock automatically following the occurrence of the events described in the Certificate of Designations, Preferences, Powers and Rights of Class A Convertible Preferred Stock described below. Each Buyer paid a purchase price of $15 per share for each share of Common Stock and a purchase price of $60 per share for each share of Preferred Stock allocated to it. We issued an aggregate of 14,333,334 shares of Common Stock and an aggregate of 583,334 shares of Preferred Stock on January 31, 2014, pursuant to the Stock Purchase Agreements.

In addition, pursuant to a Stock Purchase Agreement, certain Buyers converted approximately $12.9 million aggregate principal amount of their Series B Notes into 806,456 shares of Common Stock concurrently with the consummation of the Financing Transactions and in accordance with the terms of the Indenture.

Exchange Agreements

On January 31, 2014, the Company exchanged approximately $37.7 million aggregate principal amount of the Series B Notes held by the parties to the Exchange Agreements (the “Exchanging Holders”), plus accrued and unpaid interest thereon up to and including January 15, 2014, for an aggregate of 2,588,045 shares of the Company’s Common Stock in a private placement pursuant to an exemption from registration in Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act.

The disclosures under Item 5.03 of this Current Report on Form 8-K are also responsive to Item 3.02 of this report and are incorporated by reference herein.

Item 3.03 Material Modification to Rights of Security Holders.

The disclosures under “Third Supplemental Indenture” under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 3.03 of this report and are incorporated by reference herein.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designations, Preferences, Powers and Rights of Class A Convertible Preferred Stock

On January 30, 2014, the Company filed a Certificate of Designations, Preferences, Powers and Rights (the “Certificate of Designations”) with the Delaware Secretary of State for the purposes of amending its certificate of incorporation, as amended, to fix the designations, preferences, powers and rights of the Preferred Stock issued to certain investors pursuant to a Stock Purchase Agreement upon the consummation of the Financing Transactions. The Preferred Stock will have an initial stated value and liquidation preference of $60 per share. Beginning on the six month anniversary of the issue date of the Preferred Stock, the Preferred Stock will accrue cumulative dividends at an annual rate of 5% until the first anniversary of the issue date, at an annual rate of 10% for the period beginning on the first day after the first anniversary of the issue date and ending on the eighteen-month anniversary of the issue date and at an annual rate of 15% thereafter (the “Accrued Dividends”).

Immediately upon effectiveness of the Certificate Amendment, each share of the Preferred Stock will automatically be converted into a number of shares of the Company’s Common Stock equal to the quotient obtained by dividing (i) the liquidation preference plus the amount of accrued dividends by (ii) the conversion price of $15 per share; provided that if the conversion would result in a Buyer owning more than 19.99% of the issued and outstanding Common Stock, the portion of the Buyer’s shares of Preferred Stock will only convert such that the Buyer will hold not more than 19.99% of the issued and outstanding Common Stock (the “Common Stock Cap”). The Preferred Stock will continue to automatically convert in this manner on the last day of each calendar quarter subsequent to the date of the Certificate Amendment and at any time shares of Preferred Stock are transferred by a Buyer to an unaffiliated third party following effectiveness of the Certificate Amendment. If the holders of the Common Stock approve the Removal, all remaining shares of Preferred Stock will automatically convert into Common Stock at the conversion price.

Prior to any conversion of the Preferred Stock, the holders of the Preferred Stock have the right to vote together as a single class with the shares of the Common Stock, giving effect immediately prior to the applicable record date to the conversion of the Preferred Stock and Accrued Dividends thereon into Common Stock in accordance with the Certificate of Designations (subject to the terms and conditions contained therein) as if the Certificate Amendment had become effective (“As-Converted-to-Common Stock-Basis”), at any annual or special meeting of stockholders of the Company and each holder of shares of the Preferred Stock shall be entitled to such number of votes as they would receive on an As-Converted-to-Common Stock-Basis on the record date for such vote, provided, however, that (i) any portion of such shares of the Preferred Stock held by a Buyer or its affiliates that are or would otherwise be subject to the Common Stock Cap assuming for this purpose the conversion of the Preferred Stock in accordance with the Certificate of Designations shall not have any right to vote together as a single class with the shares of Common Stock on an As-Converted-to-Common Stock-Basis and (ii) no holder of the Preferred Stock will be entitled to vote such shares of the Preferred Stock in connection with any proposal submitted to the stockholders of the Company to approve the the removal of the Common Stock Cap.

The foregoing description of the Certificate of Designations does not purport to be complete, and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is filed as Exhibit 3.1 to this current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On January 31, 2014, the Company issued a press release announcing the consummation of the Financing Transactions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Important Information about the Financing Transactions

This Current Report on Form 8-K is filed to report certain information as required by Items 1.01, 3.02, 3.03 and 5.03 of Current Report on Form 8-K, and this Current Report on Form 8-K, the news release attached hereto and the description of the Financing Transactions set forth herein do not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any of the securities referred to herein or therein and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. Any offer and sale of the securities referred to herein or therein has not been registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States absent an applicable exemption from registration requirements.

Forward-Looking Statements

This Current Report on Form 8-K and the news release attached hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about management’s expectations with respect to the use of proceeds and the impact of the Financing Transactions on the Company. The words “will,” “would,” “anticipate,” “expect,” “believe,” “intend” and similar expressions are intended to identify forward-looking statements. The Company’s future results could differ materially from any results projected in such forward-looking statements because of a number of factors, including (among others), the Company’s ability to generate sufficient cash flows and liquidity to fund operations, inflation, inclement weather, price and availability of fuel, sudden changes in the cost of fuel or the index upon which the Company bases its fuel surcharge, competitor pricing activity, expense volatility, including (without limitation) expense volatility due to changes in rail service or pricing for rail service, ability to capture cost reductions, changes in equity and debt markets, a downturn in general or regional economic activity, effects of a terrorist attack, labor relations, including (without limitation) the impact of work rules, work stoppages, strikes or other disruptions, any obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction, and the risk factors that are from time to time included in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Designations, Preferences, Powers and Rights of Class A Convertible Preferred Stock of the Company.

4.1	Third Supplemental Indenture, dated as of January 31, 2014, among the Company, as issuer, the subsidiaries party thereto as guarantors and U.S. Bank National Association, as trustee, supplementing the Indenture, dated as of July 22, 2011 (as supplemented and in effect as of the date of the Supplemental Indenture), relating to the Company’s 10% Series B Convertible Senior Secured Notes due 2015.

10.1	Second Amended and Restated Contribution Deferral Agreement, dated as of January 31, 2014, among YRC Inc., USF Holland Inc., New Penn Motor Express, Inc. and USF Reddaway Inc., collectively as primary obligors, the Trustees for the Central States, Southeast and Southwest Areas Pension Fund, the Wilmington Trust Company, as agent, and the other funds party thereto.

10.2	Letter Agreement, dated as of January 29, 2014 and effective as of January 31, 2014, among Central States, Southeast and Southwest Areas Pension Fund, YRC, Inc., USF Holland Inc., New Penn Motor Express, Inc., USF Reddaway Inc., as primary obligors, YRC Worldwide Inc., as primary guarantor, and certain additional guarantors.

99.1	Press Release dated January 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YRC WORLDWIDE INC.

By:	/s/ Stephanie D. Fisher
Stephanie D. Fisher
Vice President and Controller

Date: January 31, 2014